Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2014

•	Revenues for year 2014 of $2,493 million and for Q4 2014 of $611 million
•	EPS year 2014 of $0.77, or adjusted EPS of $0.92
•	Adjusted EPS for year 2014 increased 16% versus 2013
•	EPS Q4 2014 of $0.19, or adjusted EPS of $0.19
•	Cash from operations for the year 2014 of $297 million and capital expenditures of $157 million
•	Guidance for Q1 2015 for revenues of $590 - $630 million and gross margins of 24% - 25%
•	Book-to-bill for January above 1.0

MALVERN, PENNSYLVANIA – February 5, 2015 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2014.

Revenues for the year ended December 31, 2014 were $2,493.3 million, compared to $2,371.0 million for the year ended December 31, 2013.  The net earnings attributable to Vishay stockholders for the year ended December 31, 2014 were $117.6 million, or $0.77 per diluted share, compared to $123.0 million, or $0.81 per diluted share for the year ended December 31, 2013.

Revenues for the fiscal quarter ended December 31, 2014 were $610.8 million, compared to $616.2 million for the fiscal quarter ended December 31, 2013.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2014 were $29.2 million, or $0.19 per diluted share, compared to $30.0 million, or $0.20 per diluted share for the fiscal quarter ended December 31, 2013.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2014 include restructuring and severance costs of $2.0 million, and $1.2 million of one-time tax benefits related to U.S. tax law changes.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2013 include restructuring and severance costs of $2.8 million.  The years ended December 31, 2014 and 2013 include other items affecting comparability. These items are summarized on the attached reconciliation schedule. Adjusted earnings per diluted share, which exclude these items, were $0.19 and $0.92 for the fiscal quarter and year ended December 31, 2014, respectively, and $0.21 and $0.79 for the fiscal quarter and year ended December 31, 2013, respectively.

Commenting on the results for the fourth quarter 2014, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Revenues were slightly lower than expected, due to the effect of a strengthening U.S. dollar in the course of the quarter. A higher than anticipated inventory reduction increased our cash generation, but negatively impacted our margins."

Dr. Paul stated, commenting on the results for the year 2014, "Excluding the effect of exchange rates and acquisitions, revenues increased by 4% compared to the previous year while adjusted EPS increased to $0.92 in 2014 from $0.79 in 2013 or by 16%. We tightly controlled our fixed costs, which increased, excluding acquisitions and exchange rate effects, by 2% year over year. We expect to grow further in the Asian industrial markets, to continue pursuing technological innovations, and to finalize our major cost reduction projects."

Commenting on Vishay's Merger and Acquisition activity, Marc Zandman, Vishay's Executive Chairman and Chief Business Development Officer, stated, "In the year 2014 we successfully completed two acquisitions – Holy Stone Polytech and Capella Microsystems – that we expect will ensure future mid- and long-term growth for our Capacitor and Optoelectronics businesses, respectively, by adding technical capabilities which Vishay did not have in-house. We continue to explore opportunities for acquisitions to further strengthen Vishay. "

Commenting on the outlook Dr. Paul stated, "Based on a January book-to-bill above 1.0, we anticipate a good first quarter. Assuming a 1.15 U.S. dollar to euro exchange rate, we guide for revenues of $590 to $630 million and gross margins of 24% to 25%."

Dr. Paul continued, "Vishay's share of revenues in euro and share of costs in euro—variable as well as fixed—are approximately balanced. As a consequence, a weaker euro means that both revenues and costs translated into U.S. dollars decrease, in effect practically offsetting each other."

A conference call to discuss fourth quarter and year ending financial results is scheduled for Thursday, February 5, 2015 at 11:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 63743625.

There will be a replay of the conference call from 2:00 PM ET on Thursday, February 5, 2015 through 11:59 PM ET on Wednesday, February 11, 2015. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 63743625.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings;  adjusted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP.  Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant.  Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility.  These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity and results, new product development, cost reduction programs, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2014	December 31, 2013
	(unaudited)

Net revenues	$2,493,282	$2,370,979
Costs of products sold	1,881,990	1,803,719
Gross profit	611,292	567,260
Gross margin	24.5%	23.9%

Selling, general, and administrative expenses	385,696	368,542
Restructuring and severance costs	20,897	2,814
U.S. pension settlement charges	15,588	-
Executive compensation charge (credit)	-	(1,778)
Operating income	189,111	197,682
Operating margin	7.6%	8.3%

Other income (expense):
Interest expense	(24,457)	(23,130)
Other	2,489	1,853
Total other income (expense) - net	(21,968)	(21,277)

Income before taxes	167,143	176,405

Income taxes	49,300	52,636

Net earnings	117,843	123,769

Less: net earnings attributable to noncontrolling interests	214	789

Net earnings attributable to Vishay stockholders	$117,629	$122,980

Basic earnings per share attributable to Vishay stockholders	$0.80	$0.85

Diluted earnings per share attributable to Vishay stockholders	$0.77	$0.81

Weighted average shares outstanding - basic	147,567	144,963

Weighted average shares outstanding - diluted	153,716	151,417

Cash dividends per share	$0.24	$-

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2014	September 27, 2014	December 31, 2013

Net revenues	$610,764	$638,211	$616,170
Costs of products sold	467,240	479,819	471,721
Gross profit	143,524	158,392	144,449
Gross margin	23.5%	24.8%	23.4%

Selling, general, and administrative expenses	98,396	93,837	94,601
Restructuring and severance costs	1,971	3,508	2,814
U.S. pension settlement charges	-	15,588	-
Operating income	43,157	45,459	47,034
Operating margin	7.1%	7.1%	7.6%

Other income (expense):
Interest expense	(6,489)	(6,167)	(6,023)
Other	1,443	(474)	398
Total other income (expense) - net	(5,046)	(6,641)	(5,625)

Income before taxes	38,111	38,818	41,409

Income taxes	9,041	11,841	11,135

Net earnings	29,070	26,977	30,274

Less: net earnings (loss) attributable to noncontrolling interests	(136)	6	253

Net earnings attributable to Vishay stockholders	$29,206	$26,971	$30,021

Basic earnings per share attributable to Vishay stockholders	$0.20	$0.18	$0.20

Diluted earnings per share attributable to Vishay stockholders	$0.19	$0.17	$0.20

Weighted average shares outstanding - basic	147,572	147,569	147,396

Weighted average shares outstanding - diluted	152,440	155,546	151,156

Cash dividends per share	$0.06	$0.06	$-

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$592,172	$640,348
Short-term investments	514,776	511,231
Accounts receivable, net	271,554	274,083
Inventories:
Finished goods	113,361	109,617
Work in process	185,769	197,600
Raw materials	125,464	125,491
Total inventories	424,594	432,708

Deferred income taxes	17,815	21,716
Prepaid expenses and other current assets	105,539	100,594
Total current assets	1,926,450	1,980,680

Property and equipment, at cost:
Land	91,844	93,685
Buildings and improvements	560,926	560,418
Machinery and equipment	2,368,046	2,340,778
Construction in progress	82,684	95,278
Allowance for depreciation	(2,205,405)	(2,163,540)
	898,095	926,619

Goodwill	144,359	43,132

Other intangible assets, net	186,613	129,951

Other assets	143,256	156,757
Total assets	$3,298,773	$3,237,139

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$18	$2
Trade accounts payable	174,451	163,894
Payroll and related expenses	120,023	120,997
Other accrued expenses	137,576	146,670
Income taxes	24,671	17,502
Total current liabilities	456,739	449,065

Long-term debt less current portion	454,922	364,911
Deferred income taxes	178,900	157,640
Other liabilities	76,811	99,426
Accrued pension and other postretirement costs	300,524	287,901
Total liabilities	1,467,896	1,358,943

Equity:
Vishay stockholders' equity
Common stock	13,532	13,520
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,055,246	2,054,087
Retained earnings (accumulated deficit)	(175,485)	(257,698)
Accumulated other comprehensive income (loss)	(69,140)	61,634
Total Vishay stockholders' equity	1,825,366	1,872,756
Noncontrolling interests	5,511	5,440
Total equity	1,830,877	1,878,196
Total liabilities and equity	$3,298,773	$3,237,139

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2014	December 31, 2013
	(unaudited)
Operating activities
Net earnings	$117,843	$123,769
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	179,455	170,132
(Gain) loss on disposal of property and equipment	(195)	26
Accretion of interest on convertible debentures	3,943	3,646
Inventory write-offs for obsolescence	21,394	19,108
U.S. pension settlement charges	15,588	-
Other	(2,751)	(14,602)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(38,240)	(10,009)
Net cash provided by operating activities	297,037	292,070

Investing activities
Purchase of property and equipment	(156,974)	(153,077)
Proceeds from sale of property and equipment	2,889	4,681
Purchase of businesses, net of cash acquired or refunded	(197,986)	(23,034)
Purchase of short-term investments	(495,762)	(664,867)
Maturity of short-term investments	485,306	465,668
Sale of short-term investments	13,658	-
Other investing activities	617	(176)
Net cash used in investing activities	(348,252)	(370,805)

Financing activities
Debt issuance costs	-	(4,558)
Principal payments on long-term debt and capital lease obligations	(11)	(28)
Net proceeds (payments) on revolving credit lines	86,000	25,000
Dividends paid to common stockholders	(32,477)	-
Dividends paid to Class B common stockholders	(2,911)	-
Net changes in short-term borrowings	16	(146)
Distributions to noncontrolling interests	(547)	(257)
Acquisition of noncontrolling interests in Capella	(21,067)	-
Proceeds from stock options exercised	50	-
Excess tax benefit from stock options exercised	-	196
Other financing activities	(1,324)	(3,638)
Net cash provided by financing activities	27,729	16,569
Effect of exchange rate changes on cash and cash equivalents	(24,690)	4,919

Net decrease in cash and cash equivalents	(48,176)	(57,247)

Cash and cash equivalents at beginning of year	640,348	697,595
Cash and cash equivalents at end of year	$592,172	$640,348

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2014	September 27, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP net earnings attributable to Vishay stockholders	$29,206	$26,971	$30,021	$117,629	$122,980

Reconciling items affecting operating margin:
Restructuring and severance costs	$1,971	$3,508	$2,814	$20,897	$2,814
U.S. pension settlement charges	-	15,588	-	15,588	-
Executive compensation charge (credit)	-	-	-	-	(1,778)

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(1,991)	$(6,011)	$(988)	$(12,846)	$(4,552)

Adjusted net earnings	$29,186	$40,056	$31,847	$141,268	$119,464

Adjusted weighted average diluted shares outstanding	152,440	155,546	151,156	153,716	151,417

Adjusted earnings per diluted share*	$0.19	$0.26	$0.21	$0.92	$0.79

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2014	September 27, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP net earnings attributable to Vishay stockholders	$29,206	$26,971	$30,021	$117,629	$122,980
Net earnings attributable to noncontrolling interests	(136)	6	253	214	789
Net earnings	$29,070	$26,977	$30,274	$117,843	$123,769

Interest expense	$6,489	$6,167	$6,023	$24,457	$23,130
Interest income	(1,283)	(1,172)	(1,240)	(4,939)	(4,566)
Income taxes	9,041	11,841	11,135	49,300	52,636
Depreciation and amortization	47,111	45,413	44,521	179,455	170,132
EBITDA	$90,428	$89,226	$90,713	$366,116	$365,101

Reconciling items
Restructuring and severance costs	$1,971	$3,508	$2,814	20,897	2,814
U.S. pension settlement charges	-	15,588	-	15,588	-
Executive compensation charge (credit)	-	-	-	-	(1,778)

Adjusted EBITDA	$92,399	$108,322	$93,527	$402,601	$366,137

Adjusted EBITDA margin**	15.1%	17.0%	15.2%	16.1%	15.4%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300